UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-0231
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 6, 2009, we entered into an amendment (the Amendment) to our existing $500 million Second Amended and Restated Credit Agreement (the Credit Agreement) which expires on March 21, 2011. A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and the following summary is not a complete description of all of the provisions of the Amendment and is qualified by reference to the Amendment.
     The Amendment changes certain operational covenants with which we must comply including our consolidated leverage ratio. We are currently required to have a consolidated leverage ratio (as defined in the Credit Agreement) which does not exceed 3.50 to 1.00. The Amendment permits our consolidated leverage ratio to be up to 4.25 to 1.00 on September 30, 2009, 4.95 to 1.00 on December 31, 2009 and 4.00 to 1.00 on March 31, 2010. Thereafter, it returns to 3.50 to 1.00. The Amendment also changes the manner in which we compute the consolidated leverage ratio by permitting us to exclude cash restructuring charges up to a cumulative aggregate of $134 million over the remainder of the Credit Agreement term. Although the Amendment permits our consolidated leverage ratio to exceed 3.50 to 1.00 at the times set forth above, it also imposes additional restrictions if our consolidated leverage ratio exceeds that amount: (a) if the ratio exceeds 3.50 to 1.00, we are prohibited from (i) share repurchases and securitizations, (ii) making cash acquisitions in excess of $25 million (and after giving effect to any acquisition our pro forma consolidated leverage ratio may not exceed levels specified in the Amendment) and (iii) entering into capital leases in excess of $5 million; (b) if the ratio exceeds 4.00 to 1.00 at any time on or after September 30, 2009, we are required to grant security interests in our domestic accounts receivable, inventory and related general intangibles to secure a portion of the Credit Agreement. The Amendment also changes our lien covenant and off-balance sheet financing covenant. Lastly, the Amendment makes the pricing grid used to determine the applicable interest rates that we must pay dependent solely on our debt ratings and increases our interest rates by approximately 190 basis points as well as increasing other fees.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Amendment Number 1 to the Second Amended and Restated Credit Agreement dated as of July 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
By:	/s/ Wayne D. Moser
Wayne D. Moser
Vice President Finance and Corporate Controller

Dated: July 6, 2009

Exhibit Index

Exhibit 10.1	Amendment Number 1 to the Second Amended and Restated Credit Agreement dated as of July 6, 2009.